CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Hercules Incorporated of our report dated March 11, 2004 relating to the financial statements and financial statement schedules, which appears in Hercules Incorporated’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2003. We also consent to the references to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
Philadelphia, PA
June 30, 2004